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                                                                     Exhibit 5-A
                                                                     -----------

            [DELMARVA POWER & LIGHT COMPANY LETTERHEAD APPEARS HERE]


                                January 25, 1996



Delmarva Power & Light Company
800 King Street
P. O. Box 231
Wilmington, DE  19899


     Re: Issuance and Sale of up to 6,000,000 Shares of Common Stock Under the Dividend Reinvestment and Common Share Purchase Plan
          --------------------------------------------------------------


Ladies and Gentlemen:

     In connection with the registration by Delmarva Power & Light Company (the "Company") of 6,000,000 shares of its Common Stock, par value $2.25 per share (the "Shares"), under its Dividend Reinvestment and Common Share Purchase Plan (the "Plan") pursuant to the Registration Statement to be filed on Form S-3 on or about the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), the corporate proceedings and other actions taken by the Company with respect to the authorization and issuance of the Shares have been reviewed by me or taken under my advice and direction as General Counsel.

     I am of the opinion that, when the Registration Statement on Form S-3 with respect to the Shares being filed with the Securities and Exchange Commission under the Act, and appropriate amendments to such Registration Statement, if any, have been filed and become effective, then:

     (1) the Shares may be issued for the purposes and upon the terms stated in the Registration Statement; and

     (2) when so issued and paid for, the Shares will be validly issued, fully paid and non-assessable capital stock of the Company.
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Delmarva Power & Light Company
January 25, 1996
Page 2



     To the extent that matters addressed in this opinion are governed by Virginia law, I have relied on the opinion of the Company's Assistant General Counsel, Peter F. Clark.

     I hereby authorize and consent to the use of this opinion as an exhibit to the Company's Registration Statement on Form S-3 and to any references to me in the Registration Statement and the Prospectus constituting a part thereof.

                                    Very truly yours,

                                    /s/DALE G. STOODLEY

                                    Dale G. Stoodley